Exhibit 16
Arthur Andersen LLP
Suite 601 1221 West Idaho P.O. Box 7787 Boise ID 83707-1787
Tel 208 345 0937 Fax 208 3450867
www.andersen.com

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 8, 2002

Dear Ladies and Gentlemen:

We have read Item 4 included in the Form 8-K dated May 13, 2002, of Boise Cascade Corporation Employee Benefit Plans (Boise Cascade Corporation Savings and Supplemental Retirement Plan, Boise Cascade Corporation Retirement Savings Plan and Boise Cascade Corporation Qualified Employee Savings Trust) to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP

Copies to:

Mr. Thomas E. Carlile, Vice President, Control, Procurement, and Information
   Services -- Boise Cascade Corporation

Ms. Kathy S. Wilcomb, Plan Administrator, Boise Cascade Corporation Employee
   Benefit Plans -- Boise Cascade Corporation

Ms. Karen Gowland, Vice President, Associate General Counsel and Corporate
   Secretary -- Boise Cascade Corporation